Exhibit 99.1

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[LOGO]

Investor Presentation

(AMEX: IED)
As of November 4, 2004

Investor Overview

Industry:	Investor Education Services

Founded:	1983

LTM* GAAP Revenue:	$97 million

LTM* Transaction Volume:	$112 million

No. of Employees:	335

Cash & Marketable Securities:	$19 million

Debt:	$0

Market Capitalization:	$135 million

Enterprise Value/LTM* Revenue:	1.2x

Enterprise Value/LTM* Transaction Value:	1.0x

Note: All figures as of September 30, 2004, except share price which is as of market close, November 4, 2004.

* Last Twelve Months

Company Overview

Mission

To empower individual investors to achieve their unfulfilled financial goals by using the INVESTools Method, establishing it as the most widely recognized, adopted and endorsed approach to investor education

INVESTools Method™

A unique integration of a disciplined investing process, web-based tools, personalized instruction and support, all designed to ensure alumni success

•                  INVESTools has over 134,000 graduates; and

•                  Approximately 46,000 paying subscribers to its website

Potential Student Market Size

[GRAPHIC]

53 million households own equities

32 million households do not rely on brokers for primary advice

10 million households actively seek out investment information

Minimum INVESTools Market Size of 10 Million Households

Source: ICI/SIA – Equity Ownership in America, 2002

INVESTools Student Demographic

•                  78% Male 22% Female

•                  Average household income ~$125K

•                  42% have incomes >$100K

•                  Average Combined Investment and Retirement Accounts >$700K

•                  Average Age Under 50 years old

•                  76% are college graduates

•                  77% are married

•                  93% own their own home

[GRAPHIC]

Source: Internal Markitecture Research, May 25, 2004.

Student Life Cycle is More than 12 Months and Growing

[GRAPHIC]

Acquisition

DM, Email, Radio, Print, Co-Marketing

Thank You for Registering Emails

Preview Confirmation Calls

4 Weeks

Fulfillment

Preview

Welcome Kit Bags

Workshop & DVDs

2 Weeks

One Session per Week for 6 Weeks

Retention

Six Sessions w/ a PT

Outbound Student Service Calls

Hotline Access to PT

Renewal Calls & Emails

Renewal

3 Months

Product Offerings

•                  Introductory Instructor-led workshops

•                  Introductory home-study courses

•                  Workbooks, DVDs and training manuals

•                  One-on-one personal coaching

•                  Live hands-on coaching

•                  Hotline coaching access

•                  InvestorToolbox subscriptions

•                  65% renewal rate

•                  Continuing education courses

•                  Basic options

•                  Advanced options

•                  Advanced technical analysis and charting

•                  Currency Trading (FX) (Q1-2005)

[GRAPHIC]

Continuing Education Products

Continuing Education Product Bundles

PhD $19,499 Advanced Workshops Advanced PTS Sessions 2 Year Website Subscription VIP Status

Masters $8,499 Advanced Options 12 PTS Sessions 1 Year Website Subscription

Bachelors $3,499 Options Course 6 PTS Sessions 6 Month Website Subscription

Entry Workshop	Advanced Courses	Advanced Coaching	Long Term Renewals

Individual Product Sales

Diversity of Distribution Channels

•	BusinessWeek:		[LOGO]
	•	Launched Q4 2001
	•	Since inception approximately 22,000 graduates

•	CNBC University:		[LOGO]
	•	Launched May 2002
	•	Since inception approximately 13,000 graduates

•	Get Motivated Seminars (Peter Lowe):		[LOGO]
•	Launched in 1999
	•	Since inception approximately 44,500 graduates

•	Money in Training:		[LOGO]
	•	Launched in 1999
	•	Since inception approximately 17,000 graduates

•	INVESTools:		[LOGO]
	•	Since inception approximately 40,000 graduates

*YTD as of September 30, 2004

Unsurpassed Scale in the Investor Education Industry

Number of Graduates

[CHART]

* YTD as of October 2004.

Revenue Growth

Annual Revenue

[CHART]

Quarterly Revenue

[CHART]

* Includes $0.6 million of acquired non-cash deferred revenue.

Focus on Recurring Revenue – 3Q 04 Revenue

Moving Focus to Higher Margin Business

[CHART]

* Includes $6.8 million of selling expense associated with previews and marketing.

Focus on Recurring Revenue

Shift to More Stable and Recurring Revenue Streams

[CHART]

Focus on Recurring Revenue

Aggregate Website Subscribers by Quarter

[CHART]

Selected Financial Data

($ in millions)

	2001	2002	2003	3Q ’03	3Q ’04(a)
Total Transaction Volume	$53.9	$57.3	$77.2	$18.0	$30.2
Deferred Revenue	(1.2)	(1.2)	(3.8)	(0.6)	(5.8)
Consolidated Revenue	$52.7	$56.1	$73.4	$17.4	$24.4

Cost of Revenues	(22.8)	(25.4)	(41.2)	(8.3)	(14.8)
Selling Expenses	(18.4)	(17.5)	(18.5)	(5.0)	(6.9)

Contribution Margin	$11.5	$13.2	$13.7	$4.1	$2.8
% Margin	21.8%	23.6%	18.7%	23.7%	11.5%

G & A Expenses	(13.0)	(14.8)	(13.7)	(3.7)	(5.3)
% Margin	-24.6%	-26.4%	-18.7%	-21.3%	-21.7%

Operating Income	$(1.5)	$(1.6)	$0.0	$0.4	$(2.5)
% Margin	-2.8%	-2.9%	0.0%	2.5%	-10.2%

Net Income (Loss) from Continuing Operations	$(8.0)	$(1.5)	$(1.5)	$0.5	$(2.4)

EPS from Continuing Operations	$(0.25)	$(0.03)	$(0.03)	$0.01	$(0.05)

Balance Sheet / Other Items:
Cash Flow From Continuing Operations(b)	$3.2	$(0.1)	$4.4	$2.3	$4.0
Cash and Marketable Securities Balance	$5.9	$5.2	$12.3	$11.1	$18.8
Deferred Revenue Balance	$3.6	$4.8	$8.6	$7.3	$22.4

(a)       By adding back 80% of deferred revenue for the period, contribution margin and operating income for 3Q ’04 would have been approximately $7.4 million and $2.1 million, respectively.

(b)       Excludes cash from tax refunds of $0.6 million, $3.6 million and $0.6 million in 2002, 2003 and 3Q ’03, respectively.

Investment Highlights

•                  Favorable Market Trends and Demographics

•                  Scaleable Model with Recurring Revenue

•                  Ability to Significantly Improve Profitability

•                  Extensive Strategic Growth Opportunities

•                  Positive Financial Momentum